UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 19, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On November 19, 2013, Alexander & Baldwin, Inc. (“A&B”) provided written notice (the “Notice”) that it had satisfied itself with respect to due diligence and intended to proceed with the purchase of a portfolio of commercial properties in Hawaii for $373 million from Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, Castle Kaopa LLC, and Harold K. L. Castle Foundation (collectively, the “Sellers”).

If A&B had not issued the Notice to the Sellers by November 19, 2013, the agreements referred to below would have been nullified without any liability to A&B.

The closing of the transaction, which is subject to various conditions, is expected to take place on or about December 20, 2013. The purchase of the commercial portfolio is expected to be funded entirely with 1031 proceeds from the sales of commercial properties and other non-income generating assets, as well as the assumption of $11.8 million of mortgage debt. (To the extent 1031 proceeds are insufficient to pay for the entire purchase price, the difference will be paid in cash.) Depending upon the final mix of income-generating and non-income generating assets that will be sold to fund the purchase, the Company anticipates that the transaction will initially result in lower net operating income of up to five percent of total portfolio net operating income, and that this reduction in net operating income will be eliminated in about three years. The Company also expects, subject to final purchase price adjustments, that Real Estate Leasing Segment operating profit will be substantially unchanged, due to lower depreciation expense associated with the non-depreciable ground lease assets being acquired.

The foregoing description of the transaction is qualified in its entirety by reference to (i) the Purchase and Sale Agreement and Joint Escrow Instructions, dated October 18, 2013, between Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, and Castle Kaopa LLC, on one hand, and A&B, on the other; (ii) First Amendment of Purchase and Sale Agreement and Joint Escrow Instructions, dated November 18, 2013, between Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, and Castle Kaopa LLC, on one hand, and A&B, on the other; (iii) the Purchase and Sale Agreement and Joint Escrow Instructions, dated October 18, 2013, between Harold K. L Castle Foundation and A&B; and (iv) First Amendment of Purchase and Sale Agreement and Joint Escrow Instructions, dated November 18, 2013, between Harold K. L Castle Foundation and A&B, which are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively and incorporated herein by reference.

A press release regarding this transaction was issued on November 20, 2013, a copy of which is furnished hereto as Exhibit 99.1. Also, on November 20, 2013, A&B held a conference call to discuss the transaction with analysts and investors. Slides made available in connection with the conference call are furnished hereto as Exhibit 99.2.

Statements in this Current Report on Form 8-K that are not historical facts are “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, that involve a number of risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. These forward-looking statements are not guarantees of future performance. This Form 8-K should be read in conjunction with A&B’s 2012 Annual Report on Form 10-K and other filings with the SEC through the date of this Form 8-K, which identify important factors that could affect the forward-looking statements in this Form 8-K. We do not undertake any obligation to update our forward-looking statements.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

10.1
Purchase and Sale Agreement and Joint Escrow Instructions, dated October 18, 2013, between Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, and Castle Kaopa LLC, on one hand, and Alexander & Baldwin, Inc., on the other.

10.2
First Amendment of Purchase and Sale Agreement and Joint Escrow Instructions, dated November 18, 2013, between Castle Family LLC, Castle 1974 LLC, Castle Residuary LLC, and Castle Kaopa LLC, on one hand, and Alexander & Baldwin, Inc., on the other.

10.3	Purchase and Sale Agreement and Joint Escrow Instructions, dated October 18, 2013, between Harold K. L Castle Foundation and Alexander & Baldwin, Inc.

10.4	First Amendment of Purchase and Sale Agreement and Joint Escrow Instructions, dated November 18, 2013, between Harold K. L Castle Foundation and Alexander & Baldwin, Inc.

99.1    Press release, dated November 20, 2013, regarding the transaction.

99.2	Slide presentation materials made available in connection with conference call held on November 20, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 21, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller